Exhibit 32.1

Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, James Manning, the Chief Executive Officer and Principal Executive Officer and Timothy Broadfoot, the Chief Financial Officer and Principal Financial and Accounting Officer, of SharonAI Holdings Inc. (the “Company”), each hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2026	/s/ James Manning
James Manning
Chief Executive Officer
(Principal Executive Officer)

Date: August 11, 2026	/s/ Timothy Broadfoot
Timothy Broadfoot
Chief Financial Officer
(Principal Financial and Accounting Officer)